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                                                            EXHIBIT 10.15b
















                                  ANIXTER INC.

                           DEFERRED COMPENSATION PLAN

                                1999 RESTATEMENT









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                                TABLE OF CONTENTS



                                                                          PAGE
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ARTICLE I--PURPOSE; effective date..........................................1

   1.1  Purpose.............................................................1
   1.2  Effective Date......................................................1

ARTICLE II--DEFINITIONS.....................................................1

   2.1  Account.............................................................1
   2.2  Affiliate...........................................................1
   2.3  Beneficiary.........................................................1
   2.4  Board...............................................................1
   2.5  Bonus...............................................................2
   2.6  Change in Control...................................................2
   2.7  Code................................................................3
   2.8  Committee...........................................................3
   2.9  Company.............................................................3
   2.10 Compensation........................................................3
   2.11 Deferral Commitment.................................................3
   2.12 Deferral Period.....................................................3
   2.13 Determination Date..................................................3
   2.14 Disability..........................................................3
   2.15 Earnings............................................................3
   2.16 Earnings Rate.......................................................4
   2.17 Financial Hardship..................................................4
   2.18 Parent Company......................................................4
   2.19 Participant.........................................................4
   2.20 Participating Employer..............................................4
   2.21 Participation Agreement.............................................4
   2.22 Plan................................................................4
   2.23 Qualified 401(k) Plan...............................................4
   2.24 Qualified Pension Plan..............................................5
   2.25 Retirement..........................................................5
   2.26 Salary..............................................................5
   2.27 Valuation Date......................................................5

ARTICLE III--ELIGIBILITY AND DEFERRAL COMMITMENTS...........................5

   3.1 Eligibility and Participation........................................5
   3.2 Deferral Election....................................................5
   3.3 Modification of Deferral Commitment..................................6

                                                                          (i)
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                                TABLE OF CONTENTS



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ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS AND INTEREST....................6

  4.1  Accounts............................................................6
  4.2  Matching Contribution...............................................6
  4.3  Pension Makeup......................................................6
  4.4  Determination of Accounts...........................................6
  4.5  Vesting of Accounts.................................................7
  4.6  Tax Withholding.....................................................7
  4.7  Statement of Account................................................7

ARTICLE V--PLAN BENEFITS...................................................7

  5.1  Retirement Benefit..................................................7
  5.2  Disability Benefit..................................................8
  5.3  Change-in-Control Benefit...........................................8
  5.4  Termination Benefit.................................................9
  5.5  Death Benefit......................................................10
  5.6  Withholding on Benefit Payments....................................11
  5.7  Payment to Guardian................................................11

ARTICLE VI--OTHER DISTRIBUTIONS...........................................11

  6.1  Early Withdrawals..................................................11
  6.2  Financial Hardship Distributions...................................12
  6.3  Accelerated Distribution...........................................12

ARTICLE VII--BENEFICIARY DESIGNATION......................................12

  7.1  Beneficiary Designation............................................12
  7.2  Changing Beneficiary...............................................13
  7.3  No Beneficiary Designation.........................................13
  7.4  Effect of Payment..................................................13

ARTICLE VIII--ADMINISTRATION..............................................14

  8.1  Committee; Duties..................................................14
  8.2  Agents.............................................................14
  8.3  Binding Effect of Decisions........................................14
  8.4  Indemnity of Committee.............................................14

ARTICLE IX--CLAIMS PROCEDURE..............................................14

  9.1  Claim..............................................................14
  9.2  Denial of Claim....................................................14
  9.3  Review of Claim....................................................15
  9.4  Final Decision.....................................................15

                                                                        (ii)
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                                TABLE OF CONTENTS

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ARTICLE X--AMENDMENT AND TERMINATION OF THE PLAN..............................15

  10.1  Amendment.............................................................15
  10.2  Participating Employer's Right to Terminate...........................15

ARTICLE XI--MISCELLANEOUS.....................................................16

  11.1  Unfunded Plan.........................................................16
  11.2  Unsecured General Creditor............................................16
  11.3  Trust Fund............................................................16
  11.4  Nonassignability......................................................17
  11.5  Not a Contract of Employment..........................................17
  11.6  Protective Provisions.................................................17
  11.7  Governing Law.........................................................17
  11.8  Validity..............................................................17
  11.9  Notice................................................................17
  11.10 Successors............................................................18

APPENDIX A--CALCULATION OF EARNINGS USING AVERAGE DAILY BALANCE................1

                                                                           (iii)


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                                  ANIXTER INC.

                           DEFERRED COMPENSATION PLAN

                                1999 RESTATEMENT



                       ARTICLE I--PURPOSE; EFFECTIVE DATE

1.1      Purpose

         Anixter Inc. (the "Company") adopts this Deferred Compensation Plan (the "Plan") to provide, in a tax-efficient manner, supplemental funds for retirement or death for certain employees of the Company and its Affiliates. It is intended that the Plan will aid in attracting and retaining employees of exceptional ability by providing them with this benefit.

1.2      Effective Date

         The Plan, effective as of January 1, 1995, is amended and restated effective January 1, 1999.


                             ARTICLE II--DEFINITIONS

         Whenever used in this document, the following terms shall have the meanings indicated, unless a contrary or different meaning is expressly provided:

2.1      Account

         "Account" means the record or records maintained by a Participating Employer for each Participant in accordance with Article IV with respect to any deferral of Compensation pursuant to this Plan.

2.2      Affiliate

         "Affiliate" means the Parent Company or any other company designated as an Affiliate by the Board.

2.3      Beneficiary

         "Beneficiary" means the person, persons or entity entitled under
Article VII to receive any Plan benefits payable after a Participant's death.

2.4      Board

         "Board" means the Board of Directors of the Company.

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2.5      Bonus

         "Bonus" means the remuneration earned in a Deferral Period, including amounts thereof deferred under an agreement entered into pursuant to either Code
Section 125 or Code Section 401(k), regular or special performance bonus amounts and commissions, but excluding base and overtime pay, car allowances, cost of living allowances, other extraordinary payments and any amounts received under a stock option, phantom stock option or similar long-term incentive plan.

2.6      Change in Control

         "Change in Control" means:

               (a) With respect to the Parent Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), as amended or any successor thereto; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) other than the Parent Company controls more than twenty-five percent (25%) of the Company's Voting Securities and the securities so controlled are greater in number than those controlled by the Parent Company; (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) other than Samuel Zell,
         B. Ann Lurie and Sheli Rosenberg controls more than twenty-five percent (25%) of the Parent Company's Voting Securities and the securities so controlled are greater in number than those controlled by Mr. Zell and Mmes. Lurie and Rosenberg; (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Parent Company, together with any new directors whose election, or nomination for election by the shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Parent Company; or (iv) the stockholders of the Parent Company approve a merger or consolidation of the Parent Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Parent Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the Voting Securities of the Parent Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Parent Company approve a plan of complete liquidation of the Parent Company or an agreement for the sale or disposition by the Parent Company (in one (1) transaction or a series of transactions) of all or substantially all of the Parent Company's assets to a person or entity which is not a subsidiary of the Parent Company; unless, with respect to clauses (i) and (ii) above, such person is a trustee or other fiduciary holding securities under an employee benefit plan of either the Company or the Parent Company. As used herein, "Voting Securities" shall mean any securities which vote generally in the election of directors.

               (b) With respect to the Company, a change in control shall mean any acquisition of more than fifty percent (50%) of the outstanding voting capital stock of the Company, but excludes (i) a "spin-off" distribution by the Parent Company to its stockholders, pro rata, of any or all of its shares of the capital stock of the Company prior to any such change in control; or (ii) a public stock offering of the Company's stock; or (iii) a sale of the Parent Company's eq-

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         uity interest in the Company to a group of investors which includes members of management of the Company at the time of such purchase.

2.7      Code

         "Code" means the Internal Revenue Code, as amended from time to time.

2.8      Committee

         "Committee" means the Anixter Employee Benefits Administrative Committee which has been appointed by the Board to administer the Plan pursuant to Article VIII.

2.9      Company

         "Company" means Anixter Inc., a Delaware corporation, and its successors and assigns.

2.10     Compensation

         "Compensation" means the Salary and Bonuses payable by a Participating Employer to the Participant, determined before reduction for amounts deferred under this Plan.

2.11     Deferral Commitment

         "Deferral Commitment" means a commitment made by a Participant pursuant to Article III and for which a Participation Agreement has been submitted by the Participant to the Committee.

2.12     Deferral Period

         "Deferral Period" means the period during which a Participant has elected to defer a portion of the Participant's Compensation earned during such period. The Deferral Period shall be a calendar year.

2.13     Determination Date

         "Determination Date" means the last day of each calendar month.

2.14     Disability

         "Disability" means a physical or mental condition which, in the opinion of the Committee, prevents the Participant from satisfactorily performing the Participant's usual duties for a Participating Employer. The Committee shall determine the existence of the Disability and may rely on advice from a medical examiner, medical reports, and other evidence satisfactory to the Committee in making the determination.

2.15     Earnings

         "Earnings" means the amount of growth that is credited to an Account on each Determination Date in a calendar year based on the Earnings Rate. Earnings shall be calculated as set forth in Appendix A.

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2.16     Earnings Rate

         "Earnings Rate" means a rate equal to the nominal annual yield of the average of the ten (10) year Treasury note yield for United States Government securities for the three (3) months of the previous quarter, as published by the Federal Reserve Board (or any substantially similar index selected by the Board), times one hundred forty percent (140%).

2.17     Financial Hardship

         "Financial Hardship" means a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances whether similar or dissimilar to the foregoing. Financial Hardship shall be determined by the Committee on the basis of information supplied by the Participant in accordance with the standards set forth by the Committee.

2.18     Parent Company

         "Parent Company" means Anixter International Inc., a Delaware Corporation, and its successors and assigns.

2.19     Participant

         "Participant" means an eligible executive under Article III who has elected to defer Compensation during any Deferral Period under this Plan and who has not yet received full benefits hereunder.

2.20     Participating Employer

         "Participating Employer" means the Company and any subsidiary or affiliate of the Company designated by the Board as a Participating Employer under the Plan, as long as such designation has become effective and continues in effect. The designation as a Participating Employer shall become effective only upon the acceptance of such designation and the formal adoption of the Plan by a Participating Employer. A Participating Employer may revoke its acceptance of designation as a Participating Employer at any time, but until it makes such revocation, all of the provisions of this Plan and any amendments thereto shall apply to the Participants and Beneficiaries of the Participating Employer.

2.21     Participation Agreement

         "Participation Agreement" means the agreement submitted by a Participant to the Committee pursuant to Article III prior to the beginning of the Deferral Period, specifying a Deferral Commitment made for such Deferral Period.

2.22     Plan

         "Plan" means this Deferred Compensation Plan as amended from time to time.

2.23     Qualified 401(k) Plan

         "Qualified 401(k) Plan" means the Anixter Employee Savings Plan, or any successor defined contribution plan maintained by the Company that qualifies under Code Section 401(a).

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2.24     Qualified Pension Plan

         "Qualified Pension Plan" means the Anixter Inc. Pension Plan, or any successor defined benefit plan maintained by the Company that qualifies under Code Section 401(a).

2.25     Retirement

         "Retirement" means a Participant's voluntary termination of employment with a Participating Employer on or after the Participant's attainment of age fifty-five (55).

2.26     Salary

         "Salary" means the base remuneration and overtime paid to a Participant by a Participating Employer during a Deferral Period, including amounts thereof deferred under an agreement entered into pursuant to either Code Section 125 or Code Section 401(k), but excluding regular or special performance bonus amounts, commissions, car allowances, cost of living allowances, other extraordinary payments and any amounts received under a stock option, phantom stock option or similar long-term incentive plan.

2.27     Valuation Date

         "Valuation Date" means the last day of the month in which Retirement, Disability, termination or death occurs or, in the case of Participants affected by Section 5.3(d), the last day of the month in which the Participant attains age fifty-five (55).


                ARTICLE III--ELIGIBILITY AND DEFERRAL COMMITMENTS

3.1      Eligibility and Participation

               (a) ELIGIBILITY. All executives designated by a Participating Employer and approved by the Board shall be entitled to participate.

               (b) PARTICIPATION. An eligible executive may elect to participate in the Plan with respect to any Deferral Period by submitting a Participation Agreement to the Committee by the last day of the month immediately preceding the beginning of the Deferral Period.

               (c) PART-YEAR PARTICIPATION. If an executive first becomes eligible to participate during a Deferral Period, a Participation Agreement may be submitted to the Committee within thirty (30) days following notification to the executive of eligibility to participate. The Participation Agreement shall be effective only with regard to Compensation earned following such submission.

3.2      Deferral Election

               (a) ELECTION BY PARTICIPANT. A Participant may elect to defer receipt of a certain percentage, not to exceed fifty percent (50%), of Salary payable to the Participant and/or a certain percentage, not to exceed one hundred percent (100%), of any Bonuses earned by the Participant during the Deferral Period but before the Participant's termination of employment for any

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         reason. Notwithstanding any provision to the contrary contained in this
         Plan or in any Participation Agreement, no deferral shall operate to reduce any amount payable to the Company under any arrangement providing for or which would permit such amounts to be withheld from Salary or Bonuses otherwise due to a Participant (e.g., repayment of a loan at the rate of fifty percent (50%) of net annual Bonuses would result in the Company withholding fifty percent (50%) of such Bonus after tax but without regard to amounts deferred under this Plan or otherwise deferred or committed).

               (b) MINIMUM DEFERRAL. The minimum deferral amount shall be two thousand four hundred dollars ($2,400) per Deferral Period, which amount may consist of Salary, Bonus or any combination thereof.

3.3      Modification of Deferral Commitment

         Deferral Commitments shall be irrevocable except that the Committee may, in its sole discretion, reduce the amount to be deferred or waive the remainder of the Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship.


             ARTICLE IV--DEFERRED COMPENSATION ACCOUNTS AND INTEREST

4.1      Accounts

         For record-keeping purposes only, the Participating Employer shall maintain an Account for each Participant who elects to have the receipt of Compensation deferred under this Plan. Deferrals made in each Deferral Period shall be maintained in separate accounts. The existence of these accounts shall not require any segregation of assets. The combined values of the separate accounts for each Participant shall constitute an Account.

4.2      Matching Contribution

         If a Participant defers the maximum elective percentage into the Qualified 401(k) Plan, the Participating Employer shall credit a matching contribution to the Participant's Account equal to any matching contribution which would have been credited to the Participant's Qualified 401(k) Plan but for the Participant's participation in this Plan.

4.3      Pension Makeup

         The Participating Employer shall restore an amount equal to any reduction in a Participant's Qualified Pension Plan benefits resulting from deferrals under this Plan to the extent that the Qualified Pension Plan benefits are not restored by any other plan or agreement provided by the Participating Employer.

4.4      Determination of Accounts

         Each Account shall be adjusted as of each Determination Date and shall consist of:

               (a) The balance of the Account as of the immediately preceding Determination Date; and

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               (b)    Any Compensation deferred and credited to the Account
         since the immediately preceding Determination Date; and

               (c) Earnings credited since the immediately preceding Determination Date.

         The total of (a), (b) and (c) shall be reduced by any distributions from the Account since the immediately preceding Determination Date.

4.5      Vesting of Accounts

         Each Participant shall be one hundred percent (100%) vested at all times in all amounts credited to the Participant's Account and all Earnings thereon.

4.6      Tax Withholding

         Any withholding of taxes or other amounts with respect to deferred Compensation that is required by state, federal, or local law shall be withheld from the Participant's corresponding nondeferred compensation to the maximum extent possible and any remaining amount required to be withheld shall reduce the amount credited to the Participant's Account.

4.7      Statement of Account

         A statement shall be issued on a quarterly basis by the Participating Employer to each Participant setting forth the Participant's Account balance under the Plan as of the immediately preceding Determination Date.


                            ARTICLE V--PLAN BENEFITS

5.1      Retirement Benefit

               (a) BENEFIT AMOUNT. If a Participant terminates employment with all Participating Employers due to Retirement, the Participating Employer shall pay to the Participant a benefit equal to the balance in the Participant's Account.

               (b) FORM OF BENEFIT. The Retirement benefit attributable to the elective deferrals for any Deferral Period shall be paid in one (1) of the forms set out below, as elected by the Participant in the Participation Agreement for that year. Forms of payment are:

                      (i)    A lump-sum payment;

                      (ii) Monthly installments, the number of such installments not to exceed one hundred twenty (120); or

                      (iii)  A combination of (i) and (ii) above.

               (c) COMMENCEMENT. The amount of the benefit shall be based on the value of the Participant's Account on the Valuation Date and shall be paid on the settlement date. The date on

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         which lump-sum payments are made and on which installment payments commence shall be the settlement date. If a combination of lump sum and installments is elected, the lump sum and the first installment payment shall be paid on the settlement date. The settlement date shall be no more than sixty-five (65) days after the Valuation Date. Earnings shall continue to accrue on the Participant's Account to the settlement date, and Earnings on any remaining Account balance after the settlement date shall continue to accrue and be included in all payments made under this Section 5.1. All payments shall be made as of the first day of the month.

               (d) SMALL ACCOUNTS. On the Valuation Date, if the Participant's Account is less than the Participant's Salary rate in effect at the Participant's Retirement, the benefit may, at the Participating Employer's option, be paid in a lump sum.

               (e) INSTALLMENTS. If payment is by installments, the amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments and an Earnings Rate equal to the rate in effect for the preceding quarter.

               (f) CHANGE IN FORM OF PAYMENT. Notwithstanding (b) above, a Participant may elect to file a change of payment designation which shall supersede the prior form of payment designation in the Participation Agreement for any one (1) or more Deferral Periods. If the Participant's most recent change of payment designation has not been filed two (2) calendar years prior to the year of Retirement, the prior election shall be used to determine the form of payment (e.g., if a Participant were to retire in 1998, the last day to file a change of payment designation would be December 31, 1996).

5.2      Disability Benefit

               (a) BENEFIT AMOUNT. If a Participant terminates employment with all Participating Employers due to Disability, the Participating Employer shall pay to the Participant a benefit equal to the balance in the Participant's Account.

               (b) FORM OF BENEFIT. The benefit payable under this Section 5.2 shall be paid in a lump sum.

               (c) COMMENCEMENT. The amount of the lump sum shall be based on the value of the Participant's Account on the Valuation Date. The date on which payment is made shall be the settlement date. Earnings shall continue to accrue on the Participant's Account to the settlement date. The settlement date shall be no more than sixty-five (65) days after the Valuation Date. All payments shall be made as of the first day of the month.

5.3      Change-in-Control Benefit

               (a) BENEFIT AMOUNT. If a Participant terminates employment with all Participating Employers within forty-eight (48) months following a Change in Control, the Participating Employer shall pay to the Participant a benefit equal to the balance in the Participant's Account.

               (b) FORM OF BENEFIT. Prior to the consummation of the Change in Control, each Participant shall elect in writing to receive payment in one (1) of the following forms:

                      (i)    A lump-sum payment;

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                      (ii) Monthly installments, the number of such installments not to exceed one hundred twenty (120); or

                      (iii)  A combination of (i) and (ii) above.

               (c) COMMENCEMENT. The amount of the benefit shall be based on the value of the Participant's Account on the Valuation Date and shall be paid on the settlement date. The date on which lump-sum payments are made and on which installment payments commence shall be the settlement date. If a combination of lump sum and installments is elected, the lump sum and the first installment payment shall be paid on the settlement date. The settlement date shall be no more than sixty-five
         (65) days after the Valuation Date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate, substituting a multiplier of one hundred twenty percent (120%) for one hundred forty percent (140%). Earnings (calculated with the one hundred twenty percent (120%) multiplier) on any remaining Account balance after the settlement date shall continue to accrue and be included in all payments made under this subsection (c). All payments shall be made as of the first day of the month.

               (d) SMALL ACCOUNTS. On the Valuation Date, if the Participant's Account is less than the Participant's Salary rate in effect on the Participant's termination date, the benefit may, at the Participating Employer's option, be paid in a lump sum.

               (e) INSTALLMENTS. If payment is by installments, the amount of the installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments and an Earnings Rate (calculated with the one hundred twenty percent (120%) multiplier) equal to the rate in effect for the preceding quarter.

               (f) CHANGE IN FORM OF PAYMENT. Notwithstanding (b) above, a Participant may elect to file a change of payment designation which shall supersede the prior form of payment designation. If the Participant's most recent change of payment designation has not been filed two (2) calendar years prior to the Participant's termination date, the prior election shall be used to determine the form of payment (e.g., if a Participant terminates in 2010, the last day to file a change of payment designation would be December 31, 2008).

5.4      Termination Benefit

               (a) BENEFIT AMOUNT. If a Participant terminates employment with all Participating Employers for any other reason, the Participating Employer shall pay to the Participant benefits equal to the balance in the Participant's Account.

               (b) FORM OF BENEFIT. The termination benefit payable under this
         Section 5.3 shall be paid in a lump sum.

               (c) COMMENCEMENT. The amount of the lump sum shall be based on the value of the Participant's Account on the Valuation Date. The date on which payment is made shall be the settlement date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate without the one hundred forty percent (140%) multiplier. The settlement date shall be the

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          first business day in January following the date the amounts deferred were held by the Participating Employer for five (5) years.

               (d)    SALE OF DIVISION.

                      (i) Notwithstanding the above, if the Company sells one
               (1) or more of its divisions to a buyer that does not elect to continue the Plan for that division's Participants, such Participants shall, prior to the date the sale closes, irrevocably elect in writing to commence payment in accordance with either subsection (c) above or this subsection (d).

                      (ii) Participants electing to be paid under this
               subsection (d) shall further elect to receive their benefit payments upon their attainment of age fifty-five (55) in one (1) of the following forms:

                             (A)   A lump-sum payment;

                             (B) Monthly installments, the number of such installments not to exceed one hundred twenty (120); or

                             (C) A combination of (A) and (B) above.

                      (iii) The first day of the month following the
               Participant's attainment of age fifty-five (55) shall be the settlement date. The amount of the benefit shall be based on the value of the Participant's Account on the Valuation Date. Any lump sum and first installment payment elected shall be paid on the settlement date. Earnings shall accrue from the Valuation Date to the settlement date at the Earnings Rate, substituting a multiplier of one hundred twenty percent (120%) for one hundred forty percent (140%). Earnings (calculated with the one hundred twenty percent (120%) multiplier) on any remaining Account balance after the settlement date shall continue to accrue and be included in all payments made under this subsection (d). All payments shall be made as of the first day of the month.

                      (iv) If payment is by installments, the amount of the
               installments shall be redetermined each January 1 based upon the remaining Account balance, the remaining number of installments and an Earnings Rate (calculated with the one hundred twenty percent (120%) multiplier) equal to the rate in effect for the preceding quarter.

                      (v) Notwithstanding (ii) above, a Participant may elect to file a change of payment designation which shall supersede the prior form of payment designation for any one (1) or more Deferral Periods. If the Participant's most recent change of payment designation has not been filed two (2) calendar years prior to the Participant's attainment of age fifty-five (55), the prior election shall be used to determine the form of payment (e.g., if a Participant attains age fifty-five (55) in 2010, the last day to file a change of payment designation would be December 31, 2008).

5.5      Death Benefit

               (a)    PRERETIREMENT/POSTTERMINATION.

PAGE 10 - DEFERRED COMPENSATION PLAN

                      (i) BENEFIT AMOUNT. If a Participant terminates employment with all Participating Employers due to death, or if a Participant dies following the Participant's termination of employment with all Participating Employers but prior to Retirement, the Participating Employer shall pay to the Participant's Beneficiary a benefit equal to the balance in the Participant's Account.

                      (ii) FORM OF BENEFIT. The benefit payable under this subsection shall be paid in a lump sum.

                      (iii) COMMENCEMENT. The amount of the lump sum shall be
               based on the value of the Participant's Account on the Valuation Date. The date on which payment is made shall be the settlement date. Earnings shall continue to accrue on the Participant's Account to the settlement date. The settlement date shall be no more than sixty-five (65) days after the Valuation Date. All payments shall be made as of the first day of the month.

               (b) POSTRETIREMENT. If a Participant dies following the Participant's Retirement from a Participating Employer, the Participating Employer shall continue to pay benefits to the Participant's Beneficiary in the form previously elected by the Participant for Retirement benefits.

5.6      Withholding on Benefit Payments

         The Participating Employer shall withhold from payments made hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provision thereto.

5.7      Payment to Guardian

         If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. Such distribution shall completely discharge the Committee and the Participating Employer from all liability with respect to such benefit.


                         ARTICLE VI--OTHER DISTRIBUTIONS

6.1      Early Withdrawals

         A Participant's Account may be distributed to the Participant before termination of employment as follows:

               (a) EARLY WITHDRAWALS. A Participant may elect in a Participation Agreement to withdraw all or any portion of the amount deferred by that Participation Agreement plus Earnings thereon as of a date specified in the election. Such date shall not be sooner than five (5) years after the date the Deferral Period commences.

               (b) FORM OF PAYMENT. Early withdrawals shall be paid in a lump sum and shall be charged to the Participant's Account as a distribution.

PAGE 11 - DEFERRED COMPENSATION PLAN

         If a Participant retires, dies or otherwise terminates employment with a Participating Employer for any reason prior to the designated early withdrawal date in the Participation Agreement, the Participating Employer shall disregard such early withdrawal date and pay the Participant or the Participant's Beneficiary the benefit due under Article V.

6.2      Financial Hardship Distributions

         Notwithstanding any other provision of the Plan, payment from the Participant's Account may be made to the Participant or the Participant's Beneficiary in the sole discretion of the Committee by reason of Financial Hardship. A payment based upon the Participant's, or the Participant's Beneficiary's, Financial Hardship may not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other sources of the Participant or the Participant's Beneficiary. If such a distribution is made, the Participant's deferrals into this Plan shall be suspended for twelve (12) calendar months following the distribution. Resumption of the Participant's deferrals into the Plan shall be made only at the election of the Participant in accordance with Article III herein.

6.3      Accelerated Distribution

         Notwithstanding any other provision of the plan, a Participant may request an accelerated distribution as follows:

               (a) A Participant, at any time, shall be entitled to receive, upon written request to the Committee, a lump-sum distribution equal to ninety percent (90%) of the Account balance as of the Determination Date immediately preceding the date on which the Committee receives notice pursuant to Section 11.9. The remaining balance of ten percent (10%) shall be forfeited by the Participant. A Participant who receives a distribution under this subsection shall be suspended from participation in the Plan for twelve (12) months.

               (b) If a Participant who is no longer employed by the Participating Employer is entitled to a benefit under Section 4.3 of this Plan, the Participant shall be entitled to receive, upon written request to the Committee, a lump-sum distribution equal to ninety percent (90%) of the actuarial equivalent vested accrued pension make-up benefit under Section 4.3 as of the Determination Date immediately preceding the date on which the Committee receives notice pursuant to Section 11.9. The remaining balance of ten percent (10%) shall be forfeited by the Participant.

               (c) The amount payable under this section shall be paid in a lump sum within forty-five (45) days following the Committee's receipt of notice by the Participant. Following the death of a Participant, the Participant's Beneficiary may, at any time, request an accelerated distribution under this section.


                      ARTICLE VII--BENEFICIARY DESIGNATION

7.1      Beneficiary Designation

         Each Participant shall have the right, at any time, to designate a Beneficiary (both primary as well as contingent) to whom benefits under this Plan shall be paid in the event of a Participant's death

PAGE 12 - DEFERRED COMPENSATION PLAN
prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

7.2      Changing Beneficiary

         Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee. The filing of a new Beneficiary designation shall cancel all designations previously filed.

7.3      No Beneficiary Designation

         If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

               (a)    The Participant's surviving spouse;

               (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

               (c)    The Participant's estate.

7.4      Effect of Payment

         Payment to the Beneficiary shall completely discharge the Participating Employer's obligations under this Plan.

PAGE 13 - DEFERRED COMPENSATION PLAN

                          ARTICLE VIII--ADMINISTRATION

8.1      Committee; Duties

         This Plan shall be administered by the Committee. The Committee shall have such powers and duties as may be necessary to discharge its responsibilities. These powers shall include, but not be limited to, interpreting the Plan provisions; determining amounts due to any Participant, the rights of any Participant or Beneficiary under this Plan and the amounts credited to a Participant's Account and the Earnings thereon; enforcing the right to require any necessary information from any Participant; and any other activities deemed necessary or helpful. Members of the Committee may be Participants under the Plan.

8.2      Agents

         The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

8.3      Binding Effect of Decisions

         The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.4      Indemnity of Committee

         To the extent permitted by applicable law, the Participating Employer shall indemnify, hold harmless and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee.


                          ARTICLE IX--CLAIMS PROCEDURE

9.1      Claim

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee or its delegatee, which shall respond in writing as soon as practicable.

9.2      Denial of Claim

         If the claim or request is denied, the written notice of denial shall state:

               (a) The reasons for denial, with specific reference to the Plan provisions on which the denial is based,

PAGE 14 - DEFERRED COMPENSATION PLAN

               (b) A description of any additional material or information required and an explanation of why it is necessary, and

               (c)    An explanation of the Plan's claims review procedure.

9.3      Review of Claim

         Any person whose claim or request is denied or who has not received a response within thirty (30) days may request review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.4      Final Decision

         The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


                ARTICLE X--AMENDMENT AND TERMINATION OF THE PLAN

10.1     Amendment

         The Board may, at any time, amend the Plan in whole or in part provided, however, that no amendment shall be effective to decrease or restrict the amount credited to any Account maintained under the Plan as of the date of amendment, nor shall any amendment be effective to decrease the Earnings Rate at which amounts are credited to any Account balance existing as of the date of amendment. Changes in the definition of "Earnings Rate" shall not become effective before the first day of the Deferral Period which follows the adoption of the amendment and at least thirty (30) days written notice of the amendment has been given to each Participant.

10.2     Participating Employer's Right to Terminate

         The board of directors of each Participating Employer may at any time partially or completely terminate the Plan for that Participating Employer if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan, or potential payments thereunder, would not be in the best interests of the Participating Employer.

               (a) PARTIAL TERMINATION. The board of directors of each Participating Employer may partially terminate the Plan by instructing the Committee not to accept any additional Deferral Commitments. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

               (b) COMPLETE TERMINATION. The board of directors of each Participating Employer may completely terminate the Plan by instructing the Committee not to accept any additional

PAGE 15 - DEFERRED COMPENSATION PLAN

         Deferral Commitments, and to terminate all ongoing Deferral Commitments. If such a complete termination occurs, the Committee shall pay out to each Participant the balance in the Participant's Account at such time and in such manner as the Committee, in its sole discretion, determines, except that the Participants' Accounts shall continue to accrue Earnings at the Earnings Rate and all payments made under this section shall include such Earnings. The Plan shall cease to operate when the Account balances have been fully paid.


                            ARTICLE XI--MISCELLANEOUS

11.1     Unfunded Plan

         This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and no further benefits shall accrue hereunder, or the Board may remove certain employees as Participants, if it is determined by the United States Department of Labor, a court of competent jurisdiction or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt. If the Plan is terminated under this Section 11.1, all ongoing Deferral Commitments shall terminate, no additional Deferral Commitments will be accepted by the Committee, and the amount of each Participant's Account balance shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

11.2     Unsecured General Creditor

         Participants and their Beneficiaries, heirs, successors and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of a Participating Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by a Participating Employer. Except as may be provided in Section 11.3, such policies, annuity contracts or other assets of a Participating Employer shall not be held under any trust for the benefit of the Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of a Participating Employer under this Plan. Any and all of a Participating Employer's assets and policies shall be and remain unrestricted by this Plan. A Participating Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

11.3     Trust Fund

         Each Participating Employer shall be responsible for the payment of all benefits provided under the Plan to Participants in its employ. At its discretion, the Participating Employer may establish one (1) or more trusts, with such trustees as the Participating Employer may approve, for the purpose of providing for the payment of such benefits. Although such trust or trusts may be irrevocable, the assets thereof shall be subject to the claims of all the Participating Employer's creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Participating Employer shall have no further obligation to pay such benefits. If not paid from a trust, any benefits provided under the Plan shall remain the obligation of, and shall be paid by, the Participating Employer.

PAGE 16 - DEFERRED COMPENSATION PLAN

11.4     Nonassignability

         Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, hereby expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

11.5     Not a Contract of Employment

         The terms and conditions of this Plan shall not constitute a contract of employment between the Participating Employer and the Participant, and the Participant (or the Participant's Beneficiary) shall have no rights against the Participating Employer except as may otherwise be specifically provided herein. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of a Participating Employer or to interfere with the absolute and unrestricted right of a Participating Employer to discipline or discharge a Participant at any time.

11.6     Protective Provisions

         A Participant will cooperate with the Participating Employer by furnishing any and all information requested by the Participating Employer in order to facilitate the payment of benefits hereunder, by taking such physical examinations as the Participating Employer may deem necessary and by taking such other actions as may be requested by such Participating Employer.

11.7     Governing Law

         The provisions of this Plan shall be construed and interpreted according to the laws of the State of Illinois, without reference to its conflicts of laws provisions, except as preempted by federal law.

11.8     Validity

         If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

11.9     Notice

         Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to any member of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company's corporate headquarters address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in the Participating Employer's records.

PAGE 17 - DEFERRED COMPENSATION PLAN

11.10    Successors

         The provisions of this Plan shall bind and inure to the benefit of each Participating Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of a Participating Employer, and successors of any such corporation or other business entity.


                                      ANIXTER INC.


                                          By:
                                             -----------------------------------
                                              Its

                                       Dated:
                                             -----------------------------------


PAGE 18 - DEFERRED COMPENSATION PLAN

                    APPENDIX A--CALCULATION OF EARNINGS USING
                              AVERAGE DAILY BALANCE



--------------------------------------------------------------------------------

ADB FACTOR*                       =    [Days in Month - Day of Month + 1]
                                       ----------------------------------
                                                         Days in Month
                                       (Round to 10 Decimal Places)
--------------------------------------------------------------------------------

EARNINGS FACTOR                   =    [1 + Earnings Rate]1/12 - 1
                                       (Round to 10 Decimal Places)
--------------------------------------------------------------------------------

EARNINGS                          =    Earnings Factor x
                                       [Account Balance at Beginning of Month +
                                       Transaction 1 x ADB Factor 1 +
                                       Transaction 2 x ADB Factor 2 +
                                       Transaction 3 x ADB Factor 3] (Round to 2
                                       Decimal Places)
--------------------------------------------------------------------------------

ACCOUNT BALANCE AT END OF         =    Account Balance at Beginning of Month +
MONTH                                  Deferrals During
                                       Month + Earnings - Distributions
================================================================================

NOTE
----------------------------

*Separate ADB Factor for each transaction. The term "transaction" includes Participant and Employer deferrals, benefit payments, withdrawals, and any other type of distribution.

                    APPENDIX A--CALCULATION OF EARNINGS USING
                              AVERAGE DAILY BALANCE

                                     EXAMPLE



ASSUMPTIONS

----------------------------------------------------------------------

MARCH 31 ACCOUNT BALANCE                                $10,000.
----------------------------------------------------------------------

APRIL 14 DEFERRAL                                       $1,000.
----------------------------------------------------------------------

APRIL EARNINGS RATE                                     10.98%.
======================================================================

Step 1. Calculate Earnings for April on the most recent Account balance.

           A.    Calculate the monthly Earnings factor (Earnings Rate/12)

                           .1098/12 = .00915

           B.    Calculate the monthly Earnings (balance x factor)

                           10,000 x .00915 = 91.50

Step 2.    Calculate Earnings during April on any deferrals.

           A. Calculate the average daily balance (ADB) for the deferral [deferral x (Days in the month - Deferral date + 1)]
                              -------------------------------------
                                        Days in the month

                           1,000 x (30 - 14 + 1) = 566.67
                                    -----------
                                         30

           B.    Calculate the Earnings on the deferral (ADB x Earnings factor)

                           566.67 x .00915 = 5.19

Step 3.    Calculate the Account balance as of April 30 (prior balance +
                           deferrals + Earnings) 10,000 + 1,000 + 91.50 + 5.19
                           = 11,096.69